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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Hycor Biomedical Inc. and subsidiaries on Form S-8 Nos. 33-63798, 33-63800, 333-45102, 333-45110 and 333-105250 of our report dated March 26, 2004, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting principle), appearing in this Annual Report on Form 10-K of Hycor Biomedical Inc. and subsidiaries for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Costa Mesa, California
March 26, 2004